Case No. 10-12302 PJW
Reporting Period: July 1 through July 31, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the month ended July 31,  2011
(Unaudited)

For the month ended July 31, 2011

REVENUES	$0

COST OF REVENUES	0

GROSS MARGIN	0

OPERATING EXPENSES

Compensation	20,000
Travel and entertainment	5,557
Occupancy	0
Professional services	12,766
Insurance	0
Bad Debt Expense	0
Depreciation & Amortization	0
Restructuring Expenses	36,075
Other expense (Income)	$(19,195)

TOTAL OPERATING EXPENSES	55,203

OPERATING INCOME (LOSS)	(55,203)

Interest Expense (Income)	-
(Gain) Loss on Sale of Assets and Assumption of Liabilities	-
Income Tax Expense	0

NET INCOME (LOSS)	$(55,203)

Case No.10-12302 PJW
Reporting Period: July 1 through July 31, 2011

Capital Growth Systems, Inc.and Subsidiaries
Condensed Consolidated Statements of Operations
For the seven-month period ended July 31, 2011
(Unaudited)

For the seven-month period ended July 31, 2011

REVENUES	$19,787,589

COST OF REVENUES	14,744,883

GROSS MARGIN	5,042,706

OPERATING EXPENSES

Compensation	3,827,392
Travel and entertainment	379,722
Occupancy	787,017
Professional services	417,572
Insurance	133,335
Bad Debt Expense	82,931
Depreciation & Amortization	911,617
Restructuring Expenses	1,294,863
Other Expense (Income)	$(264,139)

TOTAL OPERATING EXPENSES	7,570,310

OPERATING INCOME (LOSS)	(2,527,604)

Interest Expense	6,468,809
(Gain) Loss on Sale of Assets and Assumption of Liabilities	(35,343,123)
Income Tax Expense	90,454

NET INCOME (LOSS)	$26,256,256

Case No.10-12302 PJW
Reporting Period: July 1 through July 31, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
July 31, 2011
(Unaudited)

July 31, 2011

ASSETS
CURRENT ASSETS
Cash	$1,606,103
Accounts Receivable, net	0
Other Current Assets	3,426,012
Total Current Assets	5,032,115

Fixed Assets, gross	2,449,750
Accumulated Depreciation	(2,430,782)
Fixed Assets, net	18,968

Other Assets	0
Intangible Assets	0
Goodwill	0

TOTAL ASSETS	$5,051,083

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$0
Post-Petition Accounts Payable	2,258,156
Pre-Petition Accounts Payable	0
Post-Petition Accrued Expenses	9,145,263
Pre-Petition Accrued Expenses	1,266,084
Deferred Revenue	0
Total Current Liabilities	12,669,503

Long-term debt	0
Taxes	0

Total Liabilities	12,669,503

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock	17,015
Additional Paid in Capital	91,856,979
Retained Earnings, beginning of year	(125,359,811)
Cumulative (gain) loss on currency translation	(388,859)
Current Year Retained Earnings Inc/Loss	26,256,256

Total Equity	(7,618,420)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$5,051,083

Case No.	10-12302 PJW
Reporting Period: July 1 through
July 31, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 7/31/2011

	Current	31-60	61-90	Over 90	Total
Total Trade Accounts Payable	$47,138	$0	$11,802	$2,199,216	$2,258,156

Case No.	10-12302 PJW
Reporting Period: July 1 through
July 31, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 7/31/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Trade Accounts Receivables	$0	$0	$0	$0	$0